Pricing Supplement No. 24                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 4, 1997
including the Prospectus dated May 21, 1997)

Trade Date: 1/7/98                                            Registration
           -------------------                                File No.
                                                              333-27141



                              IKON Capital, Inc.
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP: 45171EAM9
      ---------------------------------
Principal Amount: $ 30,000,000           Floating Rate Notes: N/A
                 ----------------------                      -----------------
Interest Rate (if fixed rate):   5.90%            Interest Rate Basis: N/A
                         --------------                              ---------
Interest Payment Date(s):     N/A            -Commercial Paper Rate:
                         --------------                             ----------
 (other than June 15 and December 15)        -Prime Rate:
                                                         ---------------------
Regular Record Date(s):       N/A            -LIBOR:
                       ----------------              -------------------------
 (other than May 31 and November 30)         -Treasury Rate:
                                                            ------------------
Stated Maturity: 01/12/00                    -CD Rate:
                -----------------------               ------------------------
Specified Currency: US DOLLARS               -Federal Funds Rate:
                   --------------------                         --------------
Applicable Exchange Rate (if any): N/A       -Other:
                                  -----               ------------------------
   US Dollar $1.00 = N/A
                    -------------------
Issue Price (as a percentage of
             principal amount): 100%       Index Maturity: N/A
                               --------                   --------------------
Selling Agent:
  -Lehman Brothers:
                   ----------------        Spread: N/A
  -Chase Securities, Inc.:                        -----------------------------
                          ---------        Spread Multiplier: N/A
  -Goldman, Sachs & Co:                                       ------------------
                       ------------        Maximum Interest Rate: N/A
  -Merrill Lynch & Co:     X                                     --------------
                      -------------        Minimum Interest Rate: N/A
  -Other:                                                        --------------
         --------------------------        Initial Interest Rate: N/A
                                                                 --------------
Selling Agent's Commission (%): .25%         Interest Reset Date(s)
                               --------      (if semi-annually or annually):
Purchasing Agent: N/A
                 ----------------------      ----------------------------------
Purchasing Agent's Discount or                 Third Wednesday of: N/A
   Commission (%): N/A                                            -------------
                  ---------------------          Interest Reset Date (if weekly,
Type of Sale:                                    monthly, or quarterly):
        As Agent: X   As Principal:                                     -------
                 ----              ----    Interest Determination Date(s): N/A
Net proceeds to the Company:$29,925,000                                  -----
                            -----------    Calculation Date(s): N/A
Settlement date                                                ----------------
  (original issue date):01/12/98           Calculation Agent: N/A
                        ---------------                      ------------------
Redemption Commencement                    Interest Payment Date(s): N/A
  Date (if any): N/A                                                -----------
                -----------------------     (other than June 15 and December 15)
                                           Regular Record Date(s): N/A
Redemption Period: N/A                                            -------------
                  ---------------------     (other than May 31 and November 30)
                                           Interest Reset Period: N/A
Exchange Rate Agent: N/A                                         --------------
                    -------------------
Original Issue Discount Security;
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/ J.F. Quinn
              ------------------------------------------------------